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                                                                 Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-47777, No. 333-52791, No. 333-68197 and No. 333-87103 on Form S-3 and No.
333-40393 and No. 333-59795 on Form S-8 of DAOU Systems, Inc. and in the related Prospectus of our report dated February 13, 1998 on the financial statements of Sentient Systems, Inc., appearing in the Annual Report on Form 10-K of DAOU Systems, Inc. for the year ended December 31, 1999.

Deloitte & Touche LLP
McLean, Virginia
March 28, 2000